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                                                                   EXHIBIT 23.7

                         CONSENT OF ERNST & YOUNG LLP

We consent to reference to our firm under the caption "Experts" and to the use of our reports dated February 20, 1996, with respect to the consolidated financial statements of AOA Holding, L.L.C. including in the Registration
Statement (Form S-1 No. 333-   ) and related Prospectus of OCI Holdings Corp.
for the registration of its Common Stock and Senior Subordinated Notes.

                                          /s/ Ernst & Young LLP

June 2, 1997
Birmingham, Alabama